EX-99(g)(38)

APPENDIX A
TO
THE CUSTODIAN AGREEMENT
BETWEEN
GLOBAL X MANAGEMENT COMPANY, LLC
and
BROWN BROTHERS HARRIMAN & CO.
Dated as of 2/18/2020

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 10/20/2008 "the Agreement":

Global X Adaptive U.S. Factor ETF
Global X Advanced Materials ETF
Global X Augmented & Virtual Reality ETF
Global X Autonomous & Electric Vehicles ETF
Global X Cannabis ETF
Global X China Mid Cap ETF
Global X Cloud Computing ETF
Global X Conscious Companies ETF
Global X Copper Miners ETF
Global X Cybersecurity ETF
Global X DAX Germany ETF
Global X E-commerce ETF
Global X Education ETF
Global X Emerging Markets Bond ETF
Global X Fertilizers/Potash ETF
Global X FinTech ETF
Global X Founder-Run Companies ETF
Global X FTSE Nordic Region ETF
Global X FTSE Southeast Asia ETF
Global X Future Analytics Tech ETF
Global X Genomics ETF
Global X Gold Explorers ETF
Global X Guru® Index ETF
Global X Health & Wellness Thematic ETF
Global X Internet of Things ETF
Global X Kuwait ETF
Global X Lithium & Battery Tech ETF
Global X Longevity Thematic ETF

Global X Luxembourg ETF
Global X Millennials Thematic ETF
Global X MLP & Energy Infrastructure ETF
Global X MLP ETF
Global X MSCI Argentina ETF
Global X MSCI China Communication Services ETF
Global X MSCI China Consumer Discretionary ETF
Global X MSCI China Consumer Staples ETF
Global X MSCI China Energy ETF
Global X MSCI China Financials ETF
Global X MSCI China Health Care ETF
Global X MSCI China Industrials ETF
Global X MSCI China Information Technology ETF
Global X MSCI China Large-Cap 50 ETF
Global X MSCI China Materials ETF
Global X MSCI China Real Estate ETF
Global X MSCI China Utilities ETF
Global X MSCI Colombia ETF
Global X MSCI Greece ETF
Global X MSCI Next Emerging & Frontier ETF
Global X MSCI Nigeria ETF
Global X MSCI Norway ETF
Global X MSCI Pakistan ETF
Global X MSCI Portugal ETF
Global X MSCI SuperDividend® EAFE ETF
Global X MSCI SuperDividend® Emerging Markets ETF
Global X NASDAQ 100 Covered Call ETF
Global X Robotics & Artificial Intelligence ETF
Global X Russell 2000 Covered Call ETF
Global X S&P 500® Catholic Values ETF
Global X S&P 500® Covered Call ETF
Global X S&P 500® Quality Dividend ETF
Global X S&P® Catholic Values Developed ex-U.S. ETF
Global X Scientific Beta Asia ex-Japan ETF
Global X Scientific Beta Developed Markets ex-US ETF
Global X Scientific Beta Emerging Markets ETF
Global X Scientific Beta Europe ETF
Global X Scientific Beta Japan ETF

Global X Scientific Beta U.S. ETF
Global X Silver Miners ETF
Global X Social Media Index ETF
Global X SuperDividend® Alternatives ETF
Global X SuperDividend® ETF
Global X SuperDividend® REIT ETF
Global X SuperDividend® US ETF
Global X SuperIncome™ Preferred ETF
Global X TargetIncomeTM 5 ETF
Global X TargetIncomeTM Plus 2 ETF
Global X Thematic Growth ETF
Global X U.S. Infrastructure Development ETF
Global X U.S. Preferred ETF
Global X Uranium ETF
Global X Variable Rate Preferred ETF
Global X Video Games & Esports ETF
Global X YieldCo & Renewable Energy Income ETF

(Signature page follows.)

IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

GLOBAL X MANAGEMENT COMPANY, LLC

BY: /s/Lisa K. Whittaker
NAME: Lisa K. Whittaker
TITLE: General Counsel